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                                                                    Exhibit 23.2
                        RALPH E. DAVIS ASSOCIATES, INC.

                                    [SEAL]

                    CONSULTANTS - PETROLEUM AND NATURAL GAS
                         3555 TIMMONS LANE -SUITE 1105
                               HOUSTON, TX 77027
                                (713) 662-8955


                       CONSENT OF INDEPENDENT GEOLOGISTS
                       ---------------------------------

     We hereby consent to the incorporation by reference into the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Dominion Resources, Inc. to be filed on or about this date with the Securities and Exchange Commisson pursuant to the requirements of the Securities Act of 1933, as amended, of our estimates of company-owned oil and gas reserves and total gas supply contained in Consolidated Natural Gas Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to any reference to us under the heading "EXPERTS" as to the matters and to the extent set forth in the Joint Proxy Statement/Prospectus and to the filing of this Consent as an exhibit to said Joint Proxy Statement/Propectus.

     We further wish to advise that we were not employed on a contingent basis and that at the time of the preparation our report, as well as at present, neither Ralph E. Davis Associates, Inc., nor any of its employees had, or now has, a substantial interest in Consolidated Natural Gas Company, or any of its subsidiaries, as a holder of its securities, promoter, underwriter, voting trustee, director, officer, or employee of the said company, Consolidated Natural Gas Company.


                                   RALPH E. DAVIS ASSOCIATES, INC.

                                   /s/ Thomas N. Sudderth
                                   -----------------------------------
                                   Thomas N. Sudderth
                                   President

Dated: April 1, 1999